Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Current Report”) filed with the Securities and Exchange Commission (the "Commission”) on July 26, 2021 and, if not defined in the Current Report, the final prospectus and definitive proxy statement (the "Proxy Statement/Prospectus") filed with the Commission on June 25, 2021. Unless the context otherwise requires, all references in this section to “Lucid Group” refer to Churchill and its wholly owned subsidiaries after giving effect to the Transactions.

The unaudited pro forma condensed combined financial information of Lucid Group has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Churchill and Lucid adjusted to give effect to the Transactions and the other related events contemplated by the Merger Agreement. The unaudited pro forma condensed combined financial information of Lucid Group also gives effect to other financing events consummated by Lucid that are not yet reflected in the historical financial information of Lucid and are considered material transactions separate from the Transactions.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical unaudited condensed consolidated balance sheet of Churchill as of March 31, 2021 with the historical unaudited condensed consolidated balance sheet of Lucid as of March 31, 2021 on a pro forma basis as if the Transactions and the other events, summarized below, had been consummated on March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical unaudited condensed consolidated statement of operations of Churchill for the three months ended March 31, 2021 with the historical unaudited condensed consolidated statement of operations of Lucid for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Churchill from April 30, 2020 (date of inception) to December 31, 2020 (as restated) with the historical audited consolidated statement of operations of Lucid for the year ended December 31, 2020 on a pro forma basis as if the Transactions and the other events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus and incorporated herein by reference:

•	the historical unaudited condensed consolidated financial statements of Churchill as of and for the three months ended March 31, 2021 included in Churchill's Quarterly Report filed on the Form 10-Q filed with the SEC on June 1, 2021, and the historical audited financial statements of Churchill as of December 31, 2020 and for the period from April 30, 2020 (inception) to December 31, 2020 (as restated) included in Churchill's Annual Report filed on the Form 10-K/A filed with the SEC on May 14, 2021;

•	the historical unaudited condensed consolidated financial statements of Lucid as of and for the three months ended March 31, 2021 and the historical audited consolidated financial statements of Lucid as of and for the year ended December 31, 2020; and

•	other information relating to Churchill and Lucid included in the Proxy Statement/Prospectus and incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal No. 1 — The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the section entitled “Churchill’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Lucid’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement/Prospectus and incorporated herein by reference.

Description of the Transactions

Pursuant to the Merger Agreement, Merger Sub merged with and into Lucid, with Lucid surviving the Merger. Lucid became a wholly owned subsidiary of Churchill and Churchill was immediately renamed “Lucid Group, Inc.” (“Lucid Group”). Upon the consummation of the Transactions, all holders of 451,295,965 issued and outstanding Lucid Common Shares received shares of Lucid Group Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio resulting in 1,193,226,511 shares of Lucid Group Common Stock issued and outstanding as of the Closing and all holders of 42,182,931 issued and outstanding Lucid Equity Awards received Lucid Group Awards covering 111,531,080 shares of Lucid Group Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio, based on the following events contemplated by the Merger Agreement:

•	the cancellation and conversion of all 437,182,072 issued and outstanding Lucid Preferred Shares into 437,182,072 Lucid Common Shares at the conversion rate as calculated pursuant to Lucid’s memorandum and articles of association as of the Effective Time;

•	the surrender and exchange of all 451,295,965 issued and outstanding Lucid Common Shares (including Lucid Common Shares resulting from the conversion of the Lucid Preferred Shares) into 1,193,226,511 shares of Lucid Group Common Stock as adjusted by the Exchange Ratio;

•	the cancellation and exchange of all 25,764,610 granted and outstanding vested and unvested Lucid Options into 68,121,210 Lucid Group Options exercisable for shares of Lucid Group Common Stock with the same terms and vesting conditions except for the number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio; and

•	the cancellation and exchange of all 16,418,321 granted and outstanding vested and unvested Lucid RSUs into 43,409,870 Lucid Group RSUs for shares of Lucid Group Common Stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Exchange Ratio.

The determination of the 1,193,226,511 shares of Lucid Group Common Stock immediately issued and outstanding as of the Closing and the Lucid Group Awards covering 111,531,080 shares reserved for the potential future issuance of Lucid Group Common Stock is summarized below:

	Lucid Shares and Awards Outstanding As of March 31, 2021	Additional Lucid Capitalization Activity, net After March 31, 2021(1)	Conversion of Lucid Preferred Shares into Common Shares	Lucid Shares and Awards Outstanding Prior to Closing	Lucid Group Shares and Awards held by Lucid Shareholders Post Closing(2)
COMMON SHARES
Common Shares	13,498,196	615,697	437,182,072	451,295,965	1,193,226,511
PREFERRED SHARES
Series A Preferred Shares	12,120,000	—	(12,120,000)	—	—
Series B Preferred Shares	8,000,000	—	(8,000,000)	—	—
Series C Preferred Shares	22,532,244	—	(22,532,244)	—	—
Series D Preferred Shares	204,733,847	—	(204,733,847)	—	—
Series E Preferred Shares	164,489,851	25,306,130	(189,795,981)	—	—
Total Common and Preferred Shares	425,374,138	25,921,827	—	451,295,965	1,193,226,511
Lucid Options	26,645,213	(880,603)	—	25,764,610	68,121,210
Lucid RSUs	13,394,808	3,023,513	—	16,418,321	43,409,870
Total Lucid Awards	40,040,021	2,142,910	—	42,182,931	111,531,080
Total Lucid Shares and Awards	465,414,159	28,064,737	—	493,478,896	1,304,757,591

(1)	Reflects the net capitalization activity of Lucid subsequent to the latest balance sheet date through the period ended July 23, 2021.

(2)	Per the terms of the Merger Agreement, no fractional shares of Lucid Group Common Stock were issued. Each holder of Lucid Shares entitled to a fraction of a share of Lucid Group Common Stock had its fractional share rounded up or down to the nearest whole share. Each holder of Lucid Awards entitled to a fraction of a Lucid Group Award covering a share of Lucid Group Common Stock had its fractional award rounded down to the nearest whole share.

Other Related Events in Connection with the Transactions

Other related events that occurred in connection with the Transactions are summarized below:

•	the grant of 11,293,177 Lucid RSUs to Lucid’s CEO under the Lucid 2021 Plan (the “CEO RSU Award”). The CEO RSU Award is comprised of (i) 5,232,507 Lucid RSUs subject to a performance condition which was satisfied upon the Closing and service conditions that will be satisfied over 16 equal quarterly installments (the “CEO Time-Based RSUs”) and (ii) 6,060,670 Lucid RSUs subject to a performance condition which was satisfied upon the Closing and market and service conditions that will be satisfied in five tranches based upon the achievement of certain market capitalization hurdles specified for each tranche set for Lucid Group in the post combination period and subject to the continuous employment of the CEO at each vesting date (the “CEO Performance RSUs”). The first four tranches of the CEO Performance RSUs are equal installments of 1,317,537 RSUs per tranche and the fifth tranche is the remaining 790,522 RSUs. During the first year following the Closing, Lucid Group may be required to withhold a number of shares and remit cash payments as necessary to settle tax withholding obligations for vested awards as based on the fair value of its common stock on the settlement date. No tax withholding or cash remittances have been given effect in the pro forma financial information as the decision whether to net settle on behalf of the employee or execute a sell to-cover arrangement has not been determined;

•	the cash award of $2.0 million granted to Lucid’s CEO with a single vesting term based on a performance condition which was satisfied upon the Closing (the “CEO Transaction Bonus”);

•	the grants of 5,125,144 Lucid RSUs to employees in February 2021, March 2021, June 2021, and July 2021 that remain outstanding immediately prior to the Closing with vesting terms based on a performance condition and a service condition. The performance condition was satisfied upon the Closing. The service condition for 25% of the Lucid RSUs will be satisfied 375 days after the Closing and the remaining Lucid RSUs will be satisfied in equal quarterly installments thereafter, subject to continuous employment;

•	the filing and effectiveness of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws, each of which occured immediately prior to the Effective Time and the closing of the PIPE Investment;

•	the sale and issuance of 166,666,667 shares of Lucid Group Common Stock at a purchase price of $15.00 per share for an aggregate purchase price of $2,500.0 million pursuant to the PIPE Subscription Agreements entered in connection with the PIPE Investment;

•	during the Earnback Period following the Closing, the Sponsor has subjected 17,250,000 shares of issued and outstanding Lucid Group Common Stock, comprised of three separate tranches of 5,750,000 shares per tranche, to potential forfeiture to Lucid Group for no consideration until the occurrence of the respective Earnback Triggering Events. As the Earnback Triggering Events have not yet been achieved, these issued and outstanding Sponsor Earnback Shares are treated as contingently recallable in the pro forma financial information; and

•	during the Earnback Period following the Closing, the Sponsor has subjected 14,783,333 warrants of issued and outstanding Lucid Group Warrants underlying Lucid Group Common Stock, comprised of three separate tranches of (i) 4,927,778 warrants, (ii) 4,927,778 warrants, and (iii) 4,927,777 warrants, respectively, to potential forfeiture to Lucid Group for no consideration until the occurrence of the respective Earnback Triggering Events. As the Earnback Triggering Events have not yet been achieved, these issued and outstanding Sponsor Earnback Warrants are treated as contingently recallable in the pro forma financial information.

Other Financing Events

A financing event consummated by Lucid that is not yet reflected in the historical financial information of Lucid and is considered a material transaction separate from the Transactions is summarized below:

•	the issuance and sale of 25,306,130 Lucid Series E Preferred Shares in April 2021 at a purchase price of approximately $7.90 per share for an aggregate purchase price of $200.0 million.

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Churchill is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lucid Group will represent a continuation of the financial statements of Lucid with the Transactions treated as the equivalent of Lucid issuing shares for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Lucid in future reports of Lucid Group.

Lucid has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•	Lucid shareholders will have a relative majority of the voting power of Lucid Group;

•	The board of directors of Lucid Group will have nine members, and Lucid shareholders will have the ability to nominate the majority of the members of the board of directors;

•	Lucid’s senior management will comprise the senior management roles of Lucid Group and be responsible for the day-to-day operations;

•	Lucid Group will assume the Lucid name; and

•	The intended strategy and operations of Lucid Group will continue Lucid’s current strategy and operations to develop the next generation of electric vehicle technology.

We expect the contingently forfeitable Sponsor Earnback Shares to be accounted for as equity classified instruments upon the Closing as the Earnback Triggering Events that determine the number of Earnback Shares earned upon settlement or forfeited upon expiration only include events and adjustments that are considered solely indexed to the fair value of the Lucid Group Common Stock.

We expect the private placement warrants held by the Sponsor to remain liability classified instruments upon the Closing, which will require the private placement warrants to be recognized at fair value upon the Closing and remeasured to fair value at each balance sheet date in future reporting periods with changes in fair value recorded in the Lucid Group consolidated statement of operations. We also expect the public warrants to be reclassified from liability classified instruments to equity classified instruments upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Lucid Group upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Transactions and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Lucid Group following the completion of the Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Churchill and Lucid have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects Churchill stockholders’ approval of the Transactions on July 22, 2021 and the redemption of 21,644 public shares of Churchill’s Class A common stock at approximately $10.00 per share based on trust account figures prior to the Closing on July 23, 2021 for an aggregate payment of $0.2 million.

The following summarizes the Lucid Group Common Stock issued and outstanding immediately after the Closing of the Transactions on July 23, 2021:

	Share Ownership in Lucid Group
	Pro Forma Combined
	Number of Shares	% Ownership
Lucid shareholders(1)	1,193,226,511	73.7%
Churchill Sponsor(2)	51,750,000	3.2%
Churchill public stockholders	206,978,356	12.8%
PIPE Investors(3)	166,666,667	10.3%
Total(4)	1,618,621,534	100.0%

(1)	Excludes 111,531,080 shares of Lucid Group Common Stock to be reserved for potential future issuance upon the exercise of Lucid Group Options or settlement of Lucid Group RSUs.

(2)	The 51,750,000 shares beneficially owned by the Sponsor includes the 17,250,000 Sponsor Earnback Shares, which have been restricted from transfer, subject to the occurrence of the Earnback Triggering Events during the Earnback Period. Any such shares not released from these transfer restrictions during the Earnback Period will be forfeited back to Lucid Group for no consideration.

(3)	Reflects the sale and issuance of 166,666,667 shares of Lucid Group Common Stock to the PIPE Investors at $15.00 per share, of which Ayar has agreed to purchase 13,333,333 of such shares.

(4)	Excludes the 85,750,000 warrants issued and outstanding, which includes the 41,400,000 public warrants and the 44,350,000 private placement warrants held by the Sponsor, of which 1,500,000 private placement warrants held by the Sponsor were issued pursuant to the Sponsor exercising the option to convert the unpaid balance of the issued and outstanding Note into Working Capital Warrants at a price of $1.00 per warrant. The 44,350,000 private warrants beneficially owned by the Sponsor includes the 14,783,333 Sponsor Earnback Warrants, which have been restricted from transfer, subject to the occurrence of the Earnback Triggering Events during the Earnback Period. Any such warrants not released from these transfer restrictions during the Earnback Period will be forfeited back to Lucid Group for no consideration.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no exercises of the issued and outstanding warrants issued in connection with the Churchill IPO as such securities are not exercisable until 30 days after the Closing of the Transactions. There are also no adjustments for the issued and outstanding Lucid Group Awards underlying 111,531,080 shares reserved for the potential future issuance of Lucid Group Common Stock, as such events have not yet occurred.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021
(in thousands)

	Historical Churchill	Historical Lucid	Other Financing Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$2,068	$809,978	$92,920	A	$2,070,267	B	$5,298,017
	—	—	—		2,500,000	C	—
	—	—	—		(175,000)	D	—
	—	—	—		(2,000)	E	—
	—	—	—		(216)	F	—
Accounts receivable, net	—	637	—		—		637
Short-term investments	—	505	—		—		505
Inventory	—	6,310	—		—		6,310
Prepaid expenses	846	25,623	—		—		26,469
Other current assets	—	25,551	—		—		25,551
Total current assets	2,914	868,604	92,920		4,393,051		5,357,489
Property, plant and equipment net	—	790,794	—		—		790,794
Marketable securities held in trust account	2,070,267	—	—		(2,070,267)	B	—
Right-of-use assets	—	109,122	—		—		109,122
Other noncurrent assets	—	31,266	—		—		31,266
TOTAL ASSETS	$2,073,181	$1,799,786	$92,920		$2,322,784		$6,288,671
LIABILITIES, PREFERRED SHARES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,420	$9,229	$—		$—		$10,649
Accrued compensation	—	19,843	—		—		19,843
Income taxes payable	105	—	—		—		105
Convertible promissory note – related party, net of discount	300	—	—		(300)	G	—
Deposit liability	—	107,080	(107,080)	A	—		—
Other current liabilities	—	122,921	—		—		122,921
Total current liabilities	1,825	259,073	(107,080)		(300)		153,518
Deferred underwriting fee payable	72,450	—	—		(72,450)	D	—
Contingent forward contract liability	—	1,164,610	(1,164,610)	A	—		—
Derivative liabilities	1,012,267	—	—		1,500	G	552,157
	—	—	—		(461,610)	H	—
Other long-term liabilities	—	148,917	—		—		148,917
Income tax liabilities	—	238	—		—		238
Total liabilities	1,086,542	1,572,838	(1,271,690)		(532,860)		854,830
Commitments and contingencies
Lucid Preferred Shares	—	4,454,811	1,364,610	A	(5,819,421)	I	—
Churchill’s Class A common stock subject to possible redemption	2,070,000	—	—		(216)	F	—
	—	—	—		(2,069,784)	K	—

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021
(in thousands)

	Historical Churchill	Historical Lucid	Other Financing Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
STOCKHOLDERS' EQUITY (DEFICIT):
Lucid Common Shares	$—	$1	$—		$44	I	$—
	—	—	—		(45)	J	—
Churchill’s Class B common stock	5	—	—		(5)	L	—
Lucid Group Common Stock	—	—	—		17	C	162
	—	—	—		119	J	—
	—	—	—		21	K	—
	—	—	—		5	L	—
Additional paid-in capital	—	6,198	—		2,499,983	C	9,672,854
	—	—	—		(99,437)	D	—
	—	—	—		(1,200)	G	—
	—	—	—		461,610	H	—
	—	—	—		5,819,377	I	—
	—	—	—		(74)	J	—
	—	—	—		2,069,763	K	—
	—	—	—		(1,083,366)	M	—
Accumulated deficit	(1,083,366)	(4,234,062)	—		(3,113)	D	(4,239,175)
	—	—	—		(2,000)	E	—
	—	—	—		1,083,366	M
Total stockholders’ equity (deficit)	(1,083,361)	(4,227,863)	—		10,745,065		5,433,841
TOTAL LIABILITIES, PREFERRED SHARES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,073,181	$1,799,786	$92,920		$2,322,784		$6,288,671

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2021
(in thousands, except share and per share data)

	Historical Churchill	Historical Lucid	Other Financing Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$—	$313	$—		$—		$313
Cost of revenue	—	85	—		—		85
Gross profit	—	228	—		—		228
Operating expenses:
Research and development	—	167,369	—		14,969	AA	188,229
	—	—	—		5,891	BB
Selling, general and administrative	—	131,652	—		9,289	AA	174,322
	—	—	—		33,381	BB
Operating costs	3,090	—	—		—		3,090
Total operating expenses	3,090	299,021	—		63,529		365,640
Loss from operations	(3,090)	(298,793)	—		(63,529)		(365,412)
Other income (expense), net:
Change in fair value of forward contracts	—	(442,164)	—		—		(442,164)
Change in fair value of convertible preferred share warrant liability	—	(6,977)	—		—		(6,977)
Change in fair value of derivative liabilities	(812,374)	—	—		398,682	CC	(413,692)
Interest expense	—	(5)	—		—		(5)
Interest expense – excess fair value of conversion liability	(56,192)	—	—		—		(56,192)
Interest expense – amortization of debt discount	(300)	—	—		—		(300)
Interest earned on marketable securities held in trust account	177	—	—		(177)	DD	—
Unrealized gain on marketable securities held in trust account	4	—	—		(4)	DD	—
Other expense	—	(9)	—		—		(9)
Total other expense, net	(868,685)	(449,155)	—		398,501		(919,339)
Loss before provision for income taxes	(871,775)	(747,948)	—		334,972		(1,284,751)
Provision for income taxes	24	4	—		—		28
Net loss and comprehensive loss	(871,799)	(747,952)	—		334,972		(1,284,779)
Deemed dividend related to the issuance of Series E convertible preferred shares	—	(2,167,332)	—		—		(2,167,332)
Net loss attributable to common stockholders	$(871,799)	$(2,915,284)	—		$334,972		$(3,452,111)
Net loss attributable to common stockholders per share – basic and diluted	$(13.35)	$(236.07)	$—		$—		$(2.27)
Weighted average shares outstanding – basic and diluted	65,318,734	12,349,045	—		—		1,522,445,868

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except share and per share data)

	Historical Churchill (As Restated)	Historical Lucid	Other Financing Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$—	$3,976	$—		$—		$3,976
Cost of revenue	—	3,070	—		—		3,070
Gross profit	—	906	—		—		906
Operating expenses:
Research and development	—	511,110	—		102,214	AA	669,075
	—	—	—		55,451	BB	—
	—	—	—		300	CC	—
Selling, general and administrative	—	89,023	—		63,426	AA	471,483
	—	—	—		314,221	BB	—
	—	—	—		1,700	CC	—
	—	—	—		3,113	DD	—
Formation and operating costs	2,976	—	—		—		2,976
Total operating expenses	2,976	600,133	—		540,425		1,143,534
Loss from operations	(2,976)	(599,227)	—		(540,425)		(1,143,534)
Other income (expense), net:
Change in fair value of forward contracts	—	(118,382)	—		—		(118,382)
Change in fair value of convertible preferred share warrant liability	—	(1,205)	—		—		(1,205)
Change in fair value of warrant liability	(58,779)	—	—		22,356	EE	(36,423)
Transaction costs	(2,168)	—	—		—		(2,168)
Interest expense	—	(64)	—		—		(64)
Interest earned on marketable securities held in trust account	531	—	—		(531)	FF	—
Unrealized loss on marketable securities held in trust account	5	—	—		(5)	FF	—
Other income (expense)	—	(690)	—		—		(690)
Total other expense, net	(60,411)	(120,341)	—		21,820		(158,932)
Loss before provision for (benefit from) income taxes	(63,387)	(719,568)	—		(518,605)		(1,301,560)
Provision for (benefit from) income taxes	81	(188)	—		—		(107)
Net loss and comprehensive loss	(63,387)	(719,380)	—		(518,605)		(1,301,453)
Deemed contribution related to repurchase of Lucid Series B Preferred Shares	—	1,000	—		(1,000)	FF	—
Deemed contribution related to repurchase of Lucid Series C Preferred Shares	—	12,784	—		(12,784)	FF	—
Net loss attributable to common stockholders	$(63,468)	$(705,596)	$—		$(532,389)		$(1,301,453)
Net loss attributable to common stockholders per share – basic and diluted	$(1.02)	$(75.15)	$—		$—		$(1.14)
Weighted average shares outstanding – basic and diluted	62,139,948	9,389,540	—		—		1,143,068,292
Net income per share, Class A common stock subject to possible redemption – basic and diluted	$—	—	—		—		—
Weighted average shares outstanding, Class A common stock subject to possible redemption – basic and diluted	188,268,610	—	—		—		—
Net loss per share, non-redeemable common stock – basic and diluted	$(1.02)	—	—		—		—
Weighted average shares outstanding, non-redeemable common stock – basic and diluted	62,139,948	—	—		—		—

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

We expect that Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Churchill is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lucid Group will represent a continuation of the financial statements of Lucid with the Transactions treated as the equivalent of Lucid issuing shares for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be presented as those of Lucid in future reports of Lucid Group.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Transactions and the other events as if consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Transactions and the other events as if consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus and incorporated herein by reference:

•	the historical unaudited condensed financial statements of Churchill as of and for the three months ended March 31, 2021 and the historical audited financial statements of Churchill as of December 31, 2020 and for the period from April 31, 2020 (inception) to December 31, 2020 (as restated);

•	the historical unaudited condensed consolidated financial statements of Lucid as of and for the three months ended March 31, 2021 and the historical audited consolidated financial statements of Lucid as of and for the year ended December 31, 2020; and

•	other information relating to Churchill and Lucid included in the Proxy Statement/Prospectus and incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal No. 1 — The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “Churchill’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Lucid’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement/Prospectus and incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Current Report. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs in connection with the Transactions incurred prior to, or concurrent with, the Closing are treated as cash settled upon the Closing. Under the expected reverse recapitalization accounting treatment, one-time direct and incremental transaction costs, including costs related to the PIPE Investment and the deferred underwriting fees related to the Churchill IPO, incurred by Churchill are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction of the proceeds remitted to Lucid Group from Churchill. One-time direct and incremental transaction costs incurred by Lucid were allocated on a relative fair value basis between equity and liability classified instruments deemed to be issued for financial reporting purposes at the Closing by Lucid Group. Lucid’s transaction costs allocable to equity classified instruments, including the common stock and the public warrants, are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Lucid Group’s additional paid-in capital of the proceeds remitted to Lucid Group from Churchill. Lucid’s transaction costs allocable to liability classified instruments measured at fair value, including the private placement warrants, are charged to the unaudited pro forma condensed combined statement of operations upon the Closing.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the issuance of 25,306,130 Lucid Series E Preferred Shares, which occurred in April 2021 separate from the Transactions, in exchange for proceeds of $200.0 million, of which $107.1 million was received prior to March 31, 2021 and $92.9 million was received upon the issuance and settlement of all shares in April 2021.

(B)	Reflects the liquidation and reclassification of $2,070.3 million of investments held in the trust account to cash and cash equivalents that becomes available for general corporate use by Lucid Group.

(C)	Reflects the proceeds of $2,500.0 million from the sale and issuance of 166,666,667 shares of Lucid Group Common Stock, of which Ayar purchased 13,333,333 of such shares, at a purchase price of $15.00 per share pursuant to the PIPE Subscription Agreements entered in connection with the PIPE Investment. Refer to tickmark (D) for the treatment of the associated transaction costs.

(D)

Represents the cash disbursement for the estimated direct and incremental transaction costs of $175.0 million incurred prior to, or concurrent with the Closing by Churchill, including the PIPE Investment and the deferred underwriting fees related to the Churchill IPO, and Lucid in connection with the Transactions. Of the estimated $47.0 million transaction costs incurred by Lucid, $43.9 million is allocable to common stock issued and is recognized as a direct reduction to additional paid-in capital and the remaining $3.1 million allocable to issued warrants classified as liabilities were charged to the unaudited pro forma condensed combined statement of operations upon the Closing.

(E)	Reflects the $2.0 million cash disbursement for the CEO Transaction Bonus paid upon the Closing.

(F)

Represents the cash disbursed for the the redemption of 21,644 public shares of Churchill’s Class A common stock at approximately $10.00 per share based on trust account figures prior to the Closing on July 23, 2021 for an aggregate payment of $0.2 million.

(G)	Reflects conversion of the $1.5 million Note due to the Sponsor into the Working Capital Warrants, which have terms identical to the terms of the private placement warrants.

(H)	Reflects the reclassification of Churchill’s warrant liability related to the public warrants to stockholders’ equity as the Churchill public warrants are expected to qualify for equity classification upon the Closing.

(I)	Reflects the conversion of Lucid Preferred Shares into Lucid Common Shares on a one-to-one basis pursuant to the conversion rate immediately prior to the Effective Time.

(J)	Represents the issuance of 1,193,226,511 shares of Lucid Group Common Stock to holders of Lucid Common Shares at the Closing pursuant to the Merger Agreement to effect the reverse recapitalization.

(K)	Reflects the reclassification of the remaining 206,978,356 public shares of Churchill's Class A common stock after redemptions into permanent equity and the immediate conversion into shares of Lucid Group Common Stock on a one-to-one basis in connection with the Transactions.

(L)	Reflects the conversion of all 51,750,000 shares of Churchill’s Class B common stock into shares of Lucid Group Common Stock on a one-to-one basis in connection with the Transactions.

(M)	Reflects the elimination of Churchill’s historical accumulated deficit with a corresponding adjustment to APIC for Lucid Group in connection with the reverse recapitalization at the Closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 were as follows:

(AA)	Represents the estimated stock-based compensation expense for the Lucid RSUs granted prior to the Closing in connection with the Transactions and for which the performance condition was deemed to be satisfied upon the Closing. The grant date fair value of Lucid RSUs will be recognized using a graded vesting attribution method over the service period. The estimated grant date fair value of the Lucid RSUs were based on the estimated fair value of Lucid’s underlying common shares as of the dates of the grants.

(BB)	Represents the estimated stock-based compensation expense associated with the CEO RSU Award granted prior to the Closing in connection with the Transactions for which the performance condition was deemed to be satisfied upon the Closing. The grant date fair value of the CEO RSU Award will be recognized using a graded vesting attribution method over the service period. The stock-based compensation expense was allocated between research and development expense and selling, general, and administrative expense based on the estimated time and efforts incurred by the CEO between research and development activities and selling, general, and administrative activities. The estimated grant date fair value of the CEO Time-Based RSUs was based on the estimated fair value of Lucid’s underlying common shares as of the date of the grant. The estimated grant date fair value and the derived service period of the CEO Performance RSUs were based on a Monte Carlo simulation method (see footnote 4 for more information).

(CC)	Reflects the elimination of the loss on Churchill’s warrant liability related to the public warrants as the Churchill public warrants are expected to qualify for equity classification upon the Closing.

(DD)	Represents the elimination of investment income related to investments held in the trust account.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year end December 31, 2020 were as follows:

(AA)	Represents the estimated stock-based compensation expense for the Lucid RSUs granted prior to the Closing in connection with the Transactions and for which the performance condition was deemed to be satisfied upon the Closing. The grant date fair value of Lucid RSUs will be recognized using a graded vesting attribution method over the service period. The estimated grant date fair value of the Lucid RSUs granted were based on the estimated fair value of Lucid’s underlying common shares as of the dates of the grants.

(BB)	Represents the estimated stock-based compensation expense associated with the CEO RSU Award granted prior to the Closing in connection with the Transactions for which the performance condition was deemed to be satisfied upon the Closing. The grant date fair value of CEO RSU Award will be recognized using a graded vesting attribution method over the service period. The stock-based compensation expense was allocated between research and development expense and selling, general, and administrative expense based on the estimated time and efforts incurred by the CEO between research and development activities and selling, general, and administrative activities. The estimated grant date fair value of the CEO Time-Based RSUs was based on the estimated fair value of Lucid’s underlying common shares as of the date of the grant. The estimated grant date fair value and the derived service period of the CEO Performance RSUs were based on a Monte Carlo simulation method (see footnote 4 for more information).

(CC)	Reflects the $2.0 million compensation expense for the CEO Transaction Bonus incurred upon the Closing.

(DD)	Reflects the direct and incremental transaction costs incurred prior to, or concurrent with the Closing by Lucid allocable to the private placement warrants which are liability classified instruments measured at fair value.

(EE)	Reflects the elimination of the loss on Churchill’s warrant liability related to the public warrants as the Churchill public warrants are expected to qualify for equity classification upon the Closing.

(FF)	Represents the elimination of investment income related to investments held in the trust account.

(GG)	Reflects the elimination of the deemed contributions related to the repurchase of Lucid Series B Preferred Shares and Lucid Series C Preferred Shares which is deemed to be converted into shares of Lucid Group Common Stock as of January 1, 2020.

3.	Net Loss per Share

Represents the net loss per share calculated using the pro forma basic and diluted weighted average shares outstanding of Lucid Group Common Stock as a result of the pro forma adjustments. As the Transactions are being reflected as if the reverse recapitalization had occurred on January 1, 2020, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share reflects (i) the historical Lucid Shares, as adjusted by the Exchange Ratio, outstanding as of the respective original issuance date and (ii) assumes that the new shares issuable relating to the Other Financing Events, as adjusted by the Exchange Ratio, and the Transactions have been outstanding as of January 1, 2020, the beginning of the earliest period presented. The public shares of Churchill’s Class A common stock redeemed by Churchill public stockholders are eliminated as of January 1, 2020.

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The 17,250,000 Sponsor Earnback Shares are participating securities that contractually entitle the holders of such shares to participate in nonforfeitable dividends but does not contractually obligate the holders of such shares to participate in losses. The unaudited pro forma condensed combined statement of operations reflects a net loss for the period presented and, accordingly, no loss amounts have been allocated to the Sponsor Earnback Shares. The Sponsor Earnback Shares have also been excluded from basic and diluted pro forma net loss per share attributable to common stockholders as such shares of Lucid Group Common Stock are contingently recallable until the Earnback Triggering Events have occurred.

The unaudited pro forma condensed combined net loss per share has been prepared based on the following information:

(in thousands, except share and per share data)	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Numerator:
Net loss attributable to common shareholders – basic and diluted	$(3,452,111)	$(1,301,453)
Denominator:
Lucid shareholders	1,107,289,342	733,380,562
Vested Lucid Group RSUs	7,011,503	1,542,707
Churchill Sponsor	34,500,000	34,500,000
Churchill public stockholders	206,978,356	206,978,356
PIPE Investors	166,666,667	166,666,667
Weighted average shares outstanding – basic and diluted	1,522,445,868	1,143,068,292
Net loss per share attributable to common shareholders – basic and diluted	$(2.27)	$(1.14)

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Private placement warrants	28,566,667	28,566,667
Public warrants	41,400,000	41,400,000
Working capital warrants	1,500,000	1,500,000
Lucid Group Options	68,121,210	68,121,210
Lucid Group RSUs	18,827,621	23,926,942

The 14,783,333 Sponsor Earnback Warrants are excluded from the pro forma anti-dilutive table as the underlying shares are contingently recallable until the Earnback Triggering Events have occurred.

The 16,024,411 Lucid Group RSUs expected to vest under the CEO Performance RSUs as adjusted by the Exchange Ratio are excluded from the pro forma anti-dilutive table as the underlying shares are contingently issuable until the market conditions have been satisfied.

4.	CEO Performance RSUs Valuation

The CEO Performance RSUs vest upon the achievement of a specified market condition for each tranche and the continued employment of Mr. Rawlinson at each vesting date. The estimated grant date fair value for each tranche of CEO Performance RSUs was determined by using the Monte Carlo simulation method with the following key assumptions:

Expected stock price: The expected stock price is determined based on an assumed share price of Lucid Group Common Stock as of the Closing calculated based on the closing trading price of Churchill’s Class A common stock as of the grant date.

Expected volatility: The expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Company’s business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the awards.

Expected term: The expected term for valuation of the CEO Performance RSUs is their contractual terms of five years. The expected term represents the period these awards are expected to remain outstanding and is based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards, vesting schedules, and expectations of future employee behavior.

Expected dividend yield: The expected dividend rate is zero as we currently have no history or expectation of declaring dividends.

The aggregate estimated grant date fair value of the CEO Performance RSUs is $272.1 million.

The derived service period under the Monte Carlo simulation method was determined based on the median vesting time for the simulations that achieved the vesting hurdle. Share-based compensation expense associated with each of the five tranches under the CEO Performance RSUs will be recognized over the earlier of (i) derived service periods of each tranche and (ii) the date on which the market condition is satisfied, using the graded vesting attribution method. The estimated derived service periods of the five tranches under the CEO Performance RSUs are estimated to be 0.72, 0.79, 1.72, 2.18 and 2.51 years, respectively.